EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of Lindsay Manufacturing Co.:
We consent to the incorporation by reference in the Registration Statements (No. 333-131663 and No. 333-87806) on Forms S-8 of Lindsay Manufacturing Co. of our reports dated November 10, 2006, with respect to the consolidated balance sheets of Lindsay Manufacturing Co. and subsidiaries (the Company) as of August 31, 2006 and 2005, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended August 31, 2006, and related financial statement schedule, and our report dated November 10, 2006, with respect to management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of August 31, 2006 and the effectiveness of the Company’s internal control over financial reporting as of August 31, 2006, which reports appear in the August 31, 2006 Annual Report on Form 10-K of Lindsay Manufacturing Co.
Our report dated November 10, 2006 on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of August 31, 2006 contains an explanatory paragraph that states Lindsay Manufacturing Co. acquired Barrier Systems, Inc. during 2006, and management excluded this subsidiary from its assessment of the effectiveness of Lindsay Manufacturing Co.’s internal control over financial reporting as of August 31, 2006. Barrier Systems, Inc.’s internal control over financial reporting is associated with total assets of $57.8 million and total revenues of $10.3 million, included in the consolidated financial statements of Lindsay Manufacturing Co. and subsidiaries as of and for the year ended August 31, 2006. Our audit of internal control over financial reporting of Lindsay Manufacturing Co. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Barrier Systems, Inc.
Our report dated November 10, 2006, on the consolidated financial statements as of August 31, 2006 refers to a change to the method of accounting for stock based compensation effective September 1, 2005.
/s/ KPMG LLP
Omaha, Nebraska
November 10, 2006

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